Exhibit 10.37
Addendum 4
This Addendum 4 becomes part of the Xcelerate Partner Agreement (the “Agreement”) dated August 2, 2001, between NSI and Sunbelt Software Distribution, Inc. (“VAR”).
The following language shall be changed in the agreement.
Section 12 (a) referenced in Addendum 3 shall be replaced as follows:
(a) Term: This Agreement shall continue in effect until July 1, 2004 with all existing discounts and rebates in force until such termination except for the * opportunities that expired on August 1, 2002. The parties agree that the term of the Agreement will renew for another twelve months unless any one of the following events occur prior to the expiration date: (a) VAR breaches any term of the Agreement; (b) the sale or transfer by NSI of the Licensed Software to another party such that the receiving party shall have exclusive rights thereof, or (c) NSI is party to a merger or an acquisition during the term of the Agreement.
* referenced in Addendum 3 shall be replaced as follows:
*.

	Network Specialists, Inc.		Sunbelt Software Distribution, Inc.

By:	/s/ Scott Meyers	By:	/s/ Alex [ ]

Printed: Scott Meyers		Printed: Alex [___________]

Title: COO		Title: President
8/27/02

*	Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.